Exhibit 10.14

** GRAPHIC **

STANDARD PURCHASE AND SALE AGREEMENT [#503]
(With Contingencies)

The parties make this Agreement this 21st day of May 2009,                 . This Agreement supersedes and replaces all obligations made in any prior Contract To Purchase or agreement for sale entered into by the parties.

1. Parties.

CHASE CORPORATION a Massachusetts Corporation with a business address of 26 Summer Street, Bridgewater, MA 02324 [insert name], the “SELLER,” agrees to sell and CHASEBAY REAL ESTATE HOLDINGS, INC. a Delaware LLC with business address of 70 Pleasant Street, West Bridgewater, MA 02379 [insert name], the “BUYER,” agrees to buy, the premises described in paragraph 2 on the terms set forth below. BUYER may require the conveyance to be made to another person or entity (“Nominee”) upon notification in writing to SELLER at least five business days prior to the date for performance set forth in paragraph 5. Designation of a Nominee shall not discharge the BUYER from any obligation under this Agreement and hereby agrees to guarantee performance by the Nominee.

2. Description Of Premises. The premises (the “Premises”) consist of:

(a) the land with any and all buildings thereon known as 70 Pleasant Street, West Bridgewater, MA shown as a 3.29 acre parcel on plan recorded in the Plymouth County Registry of Deeds in Plan Book 44, Page 185, as more specifically described in a deed recorded in the Plymouth County Registry of Deeds at Book 20911, Page 25, a copy of which ☒ is ☐ is not [choose one] attached; and

(b) all structures, and improvements on the land and the fixtures,                                                                                                                                                                                                                                                                                                           but excluding                                                                                                                                                                                                                        [insert references to refrigerators, dishwashers, microwave ovens, washing machines, dryers or other items, where appropriate]

3. Purchase Price. The purchase price for the Premises is $1,370,000.00 dollars of which $

$50,000.00 are paid with this Agreement;
$                                ,
$1,320,000.00 are to be paid at the time for performance by bank’s, cashier’s treasurer’s or certified check or by wire transfer.
$1,370,000.00 Total

4. Escrow. All funds deposited or paid by the BUYER shall be held in escrow by Seller’s Attorney, Jerome H. Fletcher in an              Iolta Account, subject to the terms of this Agreement and disbursed or credited to purchase price at closing in accordance with the terms of this Agreement.

/s/ AC			/s/ KLD
BUYER’S Initials	BUYER’S Initials	BUYER’S Initials	SELLER’S Initials	SELLER’S Initials	SELLER’S Initials

#503 3.07/214650

** GRAPHIC ** ©1999, 2000, 2002, 2006, 2007 MASSACHUSETTS ASSOCIATION OF REALTORS®

5. Time For Performance. The SELLER shall deliver the deed and the BUYER shall pay the balance of the purchase price at 12:00 o’clock p.m. on/or before the 2nd day of June, 2009,                           , at the Plymouth county (Brockton Office) Registry of Deeds, or at such other time and place as is mutually agreed in writing TIME IS OF THE ESSENCE AS TO EACH PROVISION OF THIS AGREEMENT.

6. Title/Plans. The SELLER shall convey the Premises by a good and sufficient quitelaim deed running to the Buyer or to the BUYER’S nominee, conveying good and clear record and marketable title to the Premises, free from liens and encumbrances, except:

(a) Real estate taxes assessed on the Premises which are not yet due and payable;

(b) Betterment assessment, if any, which are not a recorded lien on the date of this Agreement;

(c) Federal, state and local laws, ordinances, bylaws, rules and regulations regulating use of land, including building code zoning bylaws, health and environmental law;

(d) Rights and obligations in party walls;

(e) Any easement, restriction or agreement of record presently in force which does not interfere with the reasonable use (Illegible) the Premises as now used;

(f) Utility easements in the adjoining ways;

(g) Matters that would be disclosed by an accurate survey of the Premises; and

(h) NONE [insert in (h) references to any other easement, restriction, lease or encumbrance which may continue after title is transferred]

If the deed refers to a plan needed to be recorded with it, at the time for performance the SELLER shall deliver the plan with the deed in proper form for recording or registration.

7. Title Insurance. BUYER’S obligations are contingent upon the availability (at normal premium rates) of an owner title insurance policy insuring BUYER’S title to the premises without exceptions other than the standard exclusions from coverage printed in the current American Land Title Association (“ALTA”) policy cover, the standard printed exception contained in the ALTA form currently in use for survey matters and real estate taxes (which shall only except real estate taxes not yet due and payable) and those exceptions permitted by paragraph 6 of this Agreement.

8. Closing Certifications and Documents. The SELLER shall execute and deliver simultaneously with the delivery of the deed such certifications and documents as may customarily and reasonably be required by the BUYER’S attorney.

/s/ AC			/s/ KLD
BUYER’S Initials	BUYER’S Initials	BUYER’S Initials	SELLER’S Initials	SELLER’S Initials	SELLER’S Initial

** GRAPHIC ** ©1999, 2000, 2002, 2006, 2007 MASSACHUSETTS ASSOCIATION OF REALTORS®

Produced with ZipFormTM by RE FormsNet, LLC 18025 Fifteen Mile Road, Clinton Township, Michigan 48035 www.zipform.com

BUYER’S lender, BUYER’S lender’s attorney or any title insurance company insuring the BUYER’S title to the Premises, including, without limitation, certifications and documents relating to: (a) parties in possession of the premises; (b) the creation of mechanics’ or materialmen’s liens; (c) the HUD-1 Settlement Statement and other financial affidavits and agreements as may reasonably be required by the lender or lender’s attorney; (d) the citizenship and residency of SELLER as required by law; and (I) information required to permit the closing agent to report the transaction to the Internal Revenue Service. At the time of delivery of the deed, the SELLER may use monies from the purchase to clear the title, provided that all documents related thereto are recorded with the deed or within a reasonable time thereafter acceptable to the BUYER and , provided further, that discharges of mortgages from banks, credit unions, insurance companies and other institutional lenders may be recorded within a reasonable time after recording of the deed in accordance with usual conveyancing practices.

9. Possession And Condition Of Premises. At the time for performance the SELLER shall give the BUYER possession of the entire Premises, subject to existing occupants and tenants and free of all personal property, except property included in the sale or tenants permitted to remain. At the time for performance the Premises also shall comply with the requirements of paragraph 6, and deliver the premises in the same condition as the Premises now are, reasonable wear and tear excepted, and there shall be no outstanding notices of violation of any building, zoning, health or environmental law , bylaw, code or regulation, except as agreed. At the time of recording of the deed, or as otherwise agreed, the SELLER shall deliver to BUYER all keys to the Premises. Until delivery of the deed, the SELLER shall maintain insurance on the Premises in the same amount as currently insured. See also Paragraph 34.

10. Extension Of Time For Performance. If the SELLER cannot convey title as required by this Agreement or cannot deliver possession of the Premises as agreed, or if at the time of the delivery of the deed the Premises do not conform with the requirements set forth in this Agreement or the BUYER is unable to obtain title insurance in accordance with paragraph 7, upon written notice given no later than the time for performance from either party to the other, the time for performance shall be automatically extended for thirty (30) days, except that if BUYER’S mortgage commitment expires or the terms will materially and adversely change in fewer than thirty (30) days, the time for performance set forth in paragraph 5 shall be extended to one business day before expiration of the mortgage commitment. SELLER shall use reasonable efforts to make title conform or to deliver possession as agreed, or to make the Premises conform to the requirements of this Agreement. Excluding discharge of mortgages and liens, about which the SELLER has actual knowledge at the time of signing this Agreement, the SELLER shall not be required to incur costs or expenses totaling in excess of one-half (1/2) of one percent of the purchase price to make the title or the Premises conform or to deliver possession as agreed. If at the expiration of the time for performance, or if there has been an extension, at the expiration of the time for performance as extended, the SELLER, despite reasonable efforts, cannot make the title or Premises conform, as agreed, or cannot deliver possession, as agreed, or if during the period of this Agreement or any extension thereof, the SELLER has been unable to use proceeds from an insurance claim, if any, to make the Premises conform, then, at the BUYER’S election, any payments

/s/ AC			/s/ KLD
BUYER’S Initials	BUYER’S Initials	BUYER’S Initials	SELLER’S Initials	SELLER’S Initials	SELLER’S Initials

made by the BUYER pursuant to this Agreement shall be immediately returned. Upon return of all such funds, all obligations of the BUYER and SELLER shall terminate and this Agreement shall automatically become void and neither the BUYER nor SELLER shall have further recourse or remedy against the other.

11. Nonconformance Of Premises. If the Premises do not conform to the requirements of paragraph 9 because they have been damaged by fire or other casualty (occurring after the date of this Agreement) that is covered by insurance, then the BUYER shall have the right to elect whether or not to proceed to accept the Premises and take title. If BUYER elects to proceed BUYER shall have the right to elect to have the SELLER pay or assign to the BUYER, at the time for performance, the proceeds recoverable on account of such insurance, less any cost reasonably incurred by the SELLER for any incomplete repairs or restoration. If the SELLER, despite reasonable efforts, has neither been able to restore the Premises to its former condition nor to pay or assign to the BUYER the appropriate portion of insurance proceeds, the BUYER shall have the right to elect to have the SELLER give the BUYER a credit toward the purchase price, for the appropriate amount of insurance proceeds recoverable less any costs reasonably incurred by the SELLER for any incomplete restoration.

12. Acceptance Of Deed. The BUYER shall have the right to accept such title to the Premises as the SELLER can deliver at the time for performance and if extended, shall have such right at the time for performance, as extended. The BUYER shall also have the right to accept the Premises in the then current condition and to pay the purchase price without reduction of price. Upon notice in writing of BUYER’S decision to accept the Premises and title, the SELLLER shall convey title and deliver possession. Acceptance of a deed by the BUYER or BUYER’S nominee, if any, shall constitute full performance by the SELLER and shall be deemed to release and discharge the SELLER from every duty and obligation set forth in this Agreement, except any duty or obligation of the SELLER that the SELLER has agreed to perform after the time for performance.

13. Adjustments. At the time for performance of this Agreement adjustments shall be made as of the date of performance for current real estate taxes, fuel value, water rates, collected rents, uncollected rents (if and when collected by either party), security deposits, prepaid premiums on insurance if assigned. The net total of such adjustments shall be added to or deducted from the purchase price payable by the BUYER at the time for performance. If the real estate tax rate or assessment has not been established at the time for performance, apportionment of real estate taxes shall be made on the basis of the tax for the most recent tax year with either party having the right to request apportionment from the other within twelve months of the date that the amount of the current year’s tax is established.

No Broker involved with this sale.
See Paragraph 24.

/s/ AC			/s/ KLD
BUYER’S Initials	BUYER’S Initials	BUYER’S Initials	SELLER’S Initials	SELLER’S Initials	SELLER’S Initials

15. Buyer’s Default. If the BUYER or BUYER’S Nominee breaches this Agreement, all escrowed funds paid or deposited by the BUYER shall be paid to the SELLER as liquidated damages. Unless within 30 days after the time for performance of this Agreement or any extension hereof the Seller otherwise notifies the Buyer in writing.

/s/ AC			/s/ KLD
BUYER’S Initials	BUYER’S Initials	BUYER’S Initials	SELLER’S Initials	SELLER’S Initials	SELLER’S Initials

19. Certificate of Approved Installation. To the best of Sellers knowledge the Premises have approved smoke detectors and carbon monoxide detectors and Buyer waives any obligation of the Seller to provide a Certificate of approved installation from the West Bridgewater Fire Dept.

20. Warranties and Representations. The seller represents and warrants the premises is/ ☒ [choose one] served by a septic system or cesspool. The SELLER further represents and warrants that SELLER has full authority to enter into this Agreement. The buyer is not relying upon any representation, verbal or written, from seller concerning legal use. The BUYER acknowledges that there are no warranties or representations made by the SELLER on which BUYER relies in making this Offer, except (Illegible) previously made in writing and the following: NONE

[If none, state “none”; if any listed, indicate by whom the warranty or representation was made.]

21. Notices. All notices required or permitted to be made under this Agreement shall be in writing and deliver in hand, sent by certified mail, return receipt requested or sent by United States Postal Service overnight Express Mail other overnight delivery service, addressed to the BUYER or SELLER or their authorized representative at the address forth in this paragraph. Such notice shall be deemed to have been given upon delivery or, if sent by certified mail on date of delivery set forth in the receipt or in the absence of a receipt three business days after deposited or, if sent overnight mail or delivery, the next business day after deposit with the overnight mail or delivery service, whether or not signature is required. Acceptance of any notice, whether by delivery or mail, shall be sufficient if accepted or signed by person having express or implied authority to receive same. Notice shall also be deemed adequate if given in any other form permitted by law. [If there are multiple buyers, identify the mailing address of each buyer in paragraph 23.]

	CHASEBAY REAL ESTATE HOLDINGS INC.		CHASE CORPORATION

BUYER	70 Pleasant St. West Bridgewater,	SELLER	26 Summer Street,
	MA 02379		Bridgewater, MA 02324
Copy To:	Kevin Barry, Esq.	Copy To:	Jerome H. Fletcher, Esq.
Address:	150 Federal Street	Address:	63 Main Street, P.O. Box 53
	Boston, MA02110		Bridgewater, MA 02324
	Tel No. 617-951-8368		Tel No. 508-697-7574
	Fax No. 6617-951-8736		Fax No. 508-697-1935

22. Counterparts / Facsimiles / Construction of Agreement. This Agreement may be executed in counterpart Signatures transmitted by facsimile shall have the effect of original signatures. This Agreement shall be construed a Massachusetts contract; is to take effect as a sealed instrument; sets forth the entire agreement between the parties;

/s/ AC			/s/ KLD
BUYER’S Initials	BUYER’S Initials	BUYER’S Initials	SELLER’S Initials	SELLER’S Initials	SELLER’S Initials

binding upon and is intended to benefit the buyer and seller and each of ther respective heirs, devisees, executors, administrators, successors and assigns; and may be canceled, modified or amended only by a written agreement executed by both the SELLER and the BUYER. If two or more persons are named as BUYER their obligations are joint and several. If the SELLER or BUYER is a trust, corporation, limited liability company or entity whose representative executes this Agreement in a representative or fiduciary capacity, only the principal or the trust or estate represented shall be bound, and neither the trustee, officer, shareholder or beneficiary shall be personally liable for any obligation, express or implied. The captions and any notes are used only as a matter of convenience and are not to be considered a part of this Agreement and are not to be used in determining the intent of the parties. Any matter or practice which has not been addressed in this agreement and which is the subject of a Title Standard or Practice of the Real Estate Bar Association for Massachusetts, formerly known as the Massachusetts Conveyancers Association, at the time of performance shall be governed by the Standard of Practice of the Massachusetts Real Estate Bar for Massachusetts.

23. Additional Provisions. See attached Rider I attached hereto and incorporated as a part of this Agreement.

UPON SIGNING, THIS DOCUMENT WILL BECOME A LEGALLY BINDING AGREEMENT.
IF NOT UNDERSTOOD, SEEK ADVICE FROM AN ATTORNEY.

CHASERBAY REAL ESTATE HOLDINGS INC.			CHASE CORPORATION

BY	/s/ Andrew Chase	5/21/09	BY	/s/ Kenneth L. Dumas	5/22/09
BUYER		Date	SELLER		Date

BUYER		Date	SELLER, or spouse		Date

BUYER		Date	SELLER, or spouse		Date

Escrow Agent. By signing below, the escrow agent agrees to perform in accordance with paragraph 4, but does not otherwise become a party to this Agreement.

ESCROW AGENT or representative	Date

/s/ AC			/s/ KLD
BUYER’S Initials	BUYER’S Initials	BUYER’S Initials	SELLER’S Initials	SELLER’S Initials	SELLER’S Initials

RIDER I TO PURCHASE & SALES AGREEMENT

SELLER:	CHASE CORPORATION

BUYER:	CHASEBAY REAL ESTATE HOLDINGS INC.

RE: 70	Pleasant Street, West Bridgewater, MA

I                             Construction of Agreement

This Rider is hereby made an integral part of the Purchase and Sales Agreement described above. In the event of a conflict between the terms of the Purchase and Sales Agreement and those of this Rider, the terms and conditions of the Rider shall control.

Additional Terms

Paragraph 16: BUYERs Financing—The BUYER acknowledges a written commitment for purchase mortgage financing in the amount of $ 1,300,000 has been received prior to the mutual execution of this Agreement with terms and conditions acceptable to the BUYER and this Agreement is only contingent upon the completion of the financing by the lender granting such commitment. BUYER agrees to exercise all due diligence to satisfy the terms of the commitment and to expedite the completion of the financing, time being of the essence of this Agreement.

In the event the Lender granting the commitment fails to provide such financing, through no fault of the BUYER, then all obligations of the BUYER and SELLER shall cease and this Agreement shall become void with all money deposits by BUYER to be returned.

Paragraph 24: Broker—The BUYER and SELLER each represent and warrant to the other that each has not contacted any real estate broker in connection with this transaction and was not directed to the other as a result of any services or facilities of any real estate broker. Each agrees to indemnify the other against and to hold the other harmless from any claim, loss, damage, costs or liabilities for any brokerage commission or fee which may be asserted against the other in connection with this transaction arising out of the contacts of each with any real estate brokers. The provisions of this paragraph shall survive delivery of the deed.

Paragraph 25: Post Closing Adjustments—If any errors of omissions are found to have occurred in any calculations of figures used in the Settlement Statement signed by the parties (or would have been included if not for any such error or omission) and notice hereof is given within two months of the date of delivery of the deed to the party to be charged, then such party agrees to make a payment to correct the error or omission. The provisions of this paragraph shall survive delivery of the deed.

Paragraph 34: Inspections/Survey— Condition of Premises—The BUYER and/or its principals acknowledge and represent the BUYER is familiar with the current condition of the premises and has waived inspections or is otherwise satisfied with the condition of the premises for conveyance purposes without exception.

The BUYER agrees that any inspection or evaluation of the premises for purchase and/or financing purposes shall be at the sole expense and risk of the BUYER. The BUYER further acknowledges and agrees the premises are being sold and conveyed to the BUYER on a “present existing condition” basis without representation, warranty or covenant express or implied as to condition or compliance with any law (structural, environmental, mechanical or otherwise) other than those specifically set forth in this Agreement and the SELLER shall have no further obligations, liabilities or responsibilities under this contract or any Rider hereto upon completion of closing by delivery, acceptance and recording of deed by BUYER.

Paragraph 35: Existing Lease—The BUYER and/or its principals acknowledge and represent that the BUYER is familiar with the terms and provisions of the current lease described herein and the SELLER and BUYER mutually agree that all of the SELLER’s “interest” as Landlord in an existing lease for the premises between Chase Corporation (Landlord) and Sunburst Electronic Manufacturing Solution, Inc. (Tenant) dated December 1, 2003 as extended through November 30, 2009 by letter Agreement dated November 27, 2006 (See attached Exhibit A) is to be assigned by the SELLER to the BUYER and that as a condition of SELLER. Assignment the tenant shall:

1.                         Execute an attornment to the BUYER in accordance with the provisions of Paragraph 14 of said lease.

2.                         Execute a general release of SELLER from any and all liabilities, claims or obligations past, present or future arising out of the terms of said lease or the leasehold premises.

Paragraph 36: By executing this Agreement, the BUYER and SELLER hereby grant to their attorneys the actual authority to bind them for the sole limited purpose of allowing them to cancel, grant extensions, modify or amend this agreement in writing, and the BUYER and SELLER shall be able to rely upon the signatures of said attorneys as binding unless they have actual knowledge that the principals have disclaimed the authority granted herein to bind them. Further, for purposes of this agreement, facsimile signatures on such written instruments shall be binding.

Paragraph 37: State of Title—Any questions regarding the state of the title which is the subject of a Title Standard or Practice Standard of the Massachusetts Conveyancers Association at the time for delivery of the deed shall be covered by said Title Standard or Practice Standard to the extent applicable. It is understood and agreed by the parties that the premises shall not be in conformity with the title provisions of the agreement unless upon the date of closing:

1.                         All buildings, structures and improvements, including but not limited to all means of pedestrian access, driveways, paths, garages, septic systems, and all means of access to the premises, shall be located completely within the boundary lines of said premises and shall not encroach upon or under the property of any other person or entity;

2.                         No building, structure or improvement of any kind belonging to any other person or entity shall encroach upon or under said premises.

3.                         The premises shall abut a public way, duly laid out or accepted as such by the Town of West Bridgewater.

4.                         The premises are served by municipal water and Title V approved septic system.

Paragraph 38: Construction of Agreement—This Agreement, executed in multiple counterparts, is to be construed as a Massachusetts contract, is to take effect as a sealed instrument, sets forth the entire contract between the Parties, is binding upon and inures to the benefit of the Parties hereto and their respective heirs, devisees, executors, administrators, successors and assigns, and may be canceled, modified or amended only by a written instrument executed by both the SELLER and the BUYER or their respective attorneys. The Parties may rely upon facsimile copies of such written instruments. If two or more persons are named herein as BUYER and/or SELLER, their respective obligations hereunder shall be joint and several. The captions and marginal notes are used only as a matter of convenience and are not to be considered a part of this agreement or to be used in determining the intent of the Parties to it.

Paragraph 39: Agreement Confidentiality—SELLER and BUYER agree that they shall maintain the confidentiality of this Agreement and all information that either receives from the other hereunder, except only such disclosure to SELLER’s or BUYER’s respective counsel, lenders, and other consultants who require such information to advise SELLER or BUYER, as applicable, relating to the transaction contemplated hereby. Notwithstanding, the SELLER agrees to provide BUYER with a copy of any public disclosure of the purchase by the BUYER required of the SELLER in accordance with any Federal or State laws, rules and regulations including but not limited to the Federal Security and Exchange Commission.

Paragraph 40: Approvals—The SELLER agrees to assign and otherwise transfer to the BUYER as a part of the transfer deed or otherwise any federal, state and/or local licenses, permits and approvals standing in the name of the SELLER, if any, pertaining to the BUYER’s business use of the premises for electronic assembly.

CHASE CORPORATION

BY:	/s/ Kenneth L. Dumas
SELLER

CHASEBAY REAL ESTATE HOLDINGS INC.

BY:	/s/ Andrew Chase
BUYER